                                   Registration No.33-
__________________________________________________________________


              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                           FORM S-8

                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933


                        J. BAKER, INC.
    -----------------------------------------------------
    (Exact name of registrant as specified in its charter)



         Massachusetts                         04-2866591
   -------------------------------          -----------------
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


        555 Turnpike Street, Canton,  Massachusetts     02021
        ------------------------------------------------------
        (Address of Principal Executive Offices)     (Zip Code)

                    1994 Equity Incentive Plan
                    --------------------------
                     (Full title of the plan)

                       ALAN I. WEINSTEIN
                         J. Baker, Inc.
                      555 Turnpike Street
                 Canton,   Massachusetts  02021
           ---------------------------------------
           (Name and address of agent for service)

                        (617) 828-9300
  ------------------------------------------------------------
  (Telephone number, including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------
Title of
Securities            Amount to     Proposed maximum   Proposed maximum      Amount of
to be                 be regis-     offering price     aggregate offering    registration
registered            tered (1)     per share (2)          price (2)           fee
- ----------            ----------    ----------------   -----------------     -----------
Common Stock, par      1,000,000         $11.38            $11,380,000         $3,924.00
value $.50 per share
- ------------------------------------------------------------------------------------------

(1) The Registration Statement also covers such additional number of shares which may be issued pursuant to the anti-dilution adjustments under the 1994 Equity Incentive Plan. This Registration Statement also relates to the Rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, January 6, 1995, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated December 15, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) and is based upon the average of the high and low prices of the registrant's Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated
Quotation System on June 21, 1995.



          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------
       The following documents are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended January 28, 1995.

(b)    The Company's Quarterly Report on Form 10-Q for the
Company's fiscal quarter ended April 29, 1995.

(c) The description of the Company's Common Stock $.50 par value, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, dated June 2, 1986, including any amendment or report filed for the purpose of updating such description.

       The description of the Company's Rights to purchase shares of the Company's Series A Junior Participating Cumulative Preferred Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, dated December 15, 1994, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         --------------------------
         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------
         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

As permitted by applicable Massachusetts law, Article 6A of the Company's Restated Articles of Organization, as amended, provides, that the Company shall indemnify, except as limited by law or as otherwise provided in the Company's Articles of Organization, each person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or by the Board of Directors of the Company against all liability fixed by a judgement, order, decree, or award in any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency incurred by such person in connection with each such action, suit or proceeding in which such person is involved as a result of serving or having served the Company in such capacity or, at the request of the Company, as a director, officer, employer or other agent of any other organization. No indemnification will be provided under Article 6A to such a person with respect to a matter as to which it shall have been adjudicated in any such action, suit or proceeding that such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the Company. Also, in the event that any such action, suit or proceeding is compromised or settled so as to impose any liability or obligation upon such person or upon the Company, no indemnification shall be provided to such person with respect to a matter if the Company has obtained an opinion of counsel that with respect to such matter such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the Company.

Article 6F of the Company's Restated Articles of Organization, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of the Director's duty as a director notwithstanding any provision of law imposing such liability; provided, however, that
Article 6F also states that the Article shall not eliminate or limit any liability of a Director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation
Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

Article 6F also provides that if the Massachusetts Business Corporation law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of the company shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

Item 7. Exemption from Registration Claimed.
        -------------------------------------
        Not Applicable.

Item 8.  Exhibits.
         ----------
       The Exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

Item 9.  Undertakings.
         --------------
       (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts, on June 23, 1995.


                             J. BAKER, INC.

                             By: /s/ Alan I. Weinstein
                                 ------------------------
                                 Alan I. Weinstein
                                 Senior Executive Vice President


               POWER OF ATTORNEY AND SIGNATURES

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry M. Socol and Alan I. Weinstein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name,place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                     Date
- ---------                   ------                    ------

/s/ Sherman N. Baker        Chairman of the Board     June 23, 1995
- -----------------------     of Directors
Sherman N. Baker


/s/ Jerry M. Socol          President, Chief          June 23, 1995
- -----------------------     Executive Officer and
Jerry M. Socol              Director (Principal
                            Executive Officer)

/s/J. Christopher Clifford  Director                  June 23, 1995
- ---------------------------
J. Christopher Clifford



/s/ Ervin D. Cruce          Director                  June 23, 1995
- ------------------------
Ervin D. Cruce



/s/ Nancy Ryan Greenberg    Director                  June 23, 1995
- ------------------------
Nancy Ryan Greenberg



/s/ Douglas J. Kahn         Director                  June 23, 1995
- ------------------------
Douglas J. Kahn



/s/ David Pulver            Director                  June 23, 1995
- ------------------------
David Pulver



/s/Melvin M. Rosenblatt     Director                  June 23, 1995
- ------------------------
Melvin M. Rosenblatt



/s/ Stanley Simon           Director                  June 23, 1995
- -----------------------
Stanley Simon



/s/ Alan I. Weinstein       Senior Executive Vice     June 23, 1995
- ------------------------    President, Chief
Alan I. Weinstein           Administrative Officer
                            and Chief Financial Officer
                            (Principal Financial Officer)


/s/Philip G. Rosenberg     First Senior Vice          June 23, 1995
- -----------------------    President and Treasurer
Philip G. Rosenberg        (Principal Accounting Officer)

                           INDEX OF EXHIBITS


Exhibit
Number        Description of Document
- ---------     -------------------------

4.  Instruments Defining the Rights of Security Holders, including
    --------------------------------------------------------------
    Indentures.
    -----------
(.01)  *      Senior Notes and Senior Subordinated Notes with Stock
              Purchase Warrants dated May 1, 1989 (filed as Exhibit
              4.01 to the Company's Form 10-Q Report for the quarter ended July 29, 1989).

(.02)  *      Indenture dated as of June 12, 1992 by and between J.
              Baker, Inc. and The First National Bank of Boston as
              Trustee with respect to 7% Convertible Subordinated
              Notes due 2002 (filed as Exhibit 4.08 to the
              Company's Form 10-Q Report for the quarter ended
              August 1, 1992).

(.03)  *      Revolving Credit and Loan Agreement by and among JBI,
              Inc. et al., and Shawmut Bank, et al., dated as of February 1, 1993 (filed as Exhibit 4.03 to the
              Company's Form 10-K Report for the year ended January
              30, 1993).

(.04)  *      Guarantee Agreement dated as of February 1, 1993,
              between J. Baker, Inc., Shawmut Bank, N.A., and subsidiaries of J. Baker, Inc. (filed as Exhibit 4.09 to the Company's Form 10-K Report for the year ended
              January 30, 1993).

(.05)  *      Security Agreement dated as of February 1, 1993,
              between JBI, Inc., J. Baker, Inc., and Shawmut Bank,
              N.A. (filed as Exhibit 4.10 to the Company's Form
              10-K Report for the year ended January 30, 1993).

(.06)  *      Stock Pledge Agreement dated as of February 1, 1993
              by and between JBI, Inc., J. Baker, Inc., Shawmut
              Bank, N.A., and subsidiaries of J. Baker, Inc. (filed as Exhibit 4.11 to the Company's Form 10-K Report for the year ended January 30, 1993).

(.07)  *      Indenture dated as of January 15, 1992 by and between
              Morse Shoe, Inc. and State Street Bank and Trust
              Company as Trustee with respect to Convertible
              Subordinated Debentures due 2002 (filed as Exhibit
              4.12 to the Company's Form 10-K Report for the year ended January 30, 1993).


(.08)  *      First Supplemental Indenture (dated as of January 30,
              1993) to the Indenture (dated January 15, 1992) under which Convertible Subordinated Debentures Due 2002 were issued by Morse Shoe, Inc. (filed as Exhibit
              4.01 to the Company's Form 10-Q Report for the quarter ended May 1, 1993).

(.09)  *      First Amendment and Waiver Agreement by and among
              JBI, Inc., J. Baker, Inc., and Shawmut Bank, N.A., et al, dated as of November 19, 1993 (filed as Exhibit
              4.01 to the Company's Form 10-Q Report for the quarter ended October 30, 1993).

(.10)  *      Assumption Agreement by Tishkoff Enterprises, Inc.
              dated as of November 19, 1993 (filed as Exhibit 4.02 to the Company's Form 10-Q Report for the quarter ended October 30, 1993).

(.11)  *      First Amendment to Pledge Agreement by and among JBI,
              Inc., J. Baker, Inc. and Shawmut Bank, N.A., et al, dated as of November 19, 1993 (filed as Exhibit 4.03 to the Company's Form 10-Q Report for the quarter ended October 30, 1993).

Exhibit
Number        Description of Document
- --------      --------------------------

(.12)  *      Second Amendment to Pledge Agreement by and among
              JBI, Inc., J. Baker, Inc. and Shawmut Bank, N.A., et al, dated as of December 30, 1993 (filed as Exhibit
              4.14 to the Company's Form 10-K Report for the year ended January 29, 1994).

(.13)  *      Second Amendment Agreement by and among JBI, Inc., J.
              Baker, Inc. and Shawmut Bank, N.A., et al, dated as of April 29, 1994 (filed as Exhibit 4.01 to the
              Company's Form 10-Q Report for the quarter ended
              April 30, 1994).

(.14)  *      Third Amendment Agreement to Revolving Credit and
              Loan Agreement by and among JBI, Inc., J. Baker,
              Inc., and Shawmut Bank, N.A., et al, dated December
              1, 1994 (filed as Exhibit 4.01 to the Company's Form
              10-Q Report for the quarter ended October 29, 1994).

(.15)  *      Fourth Amendment Agreement to Revolving Credit and
              Loan Agreement by and among JBI, Inc., J. Baker, Inc.
              and Shawmut Bank, N.A., et al, dated as of March 6, 1995 (filed as Exhibit 4.16 to the Company's Form
              10-K Report for the year ended January 28, 1995).

(.16)  *      Fifth Amendment Agreement to Revolving Credit
              Agreement by and among JBI, Inc., J. Baker, Inc. and
              Shawmut Bank, N.A., et al, dated as of May 19, 1995
              (filed as Exhibit 4.01 to the Company's Form 10-Q
              Report for the quarter ended April 29, 1995).

(.17)  *      Assumption Agreement by TCMB&T, Inc. dated as of May
              19, 1995 (filed as Exhibit 4.02 to the Company's Form
              10-Q Report for the quarter ended April 29, 1995).

(.18)  *      Second Amendment to Pledge Agreement among JBI, Inc.,
              et al and Shawmut Bank et al, dated as of May 19, 1995 (filed as Exhibit 4.03 to the Company's Form
              10-Q Report for the quarter ended April 29, 1995).

(.19)  *      Shareholder Rights Agreement between J. Baker, Inc.
              and Fleet National Bank, dated as of December 15,
              1994 (filed as Exhibit 4.1 to the Company's Form 8-K
              Report dated December 15, 1994).

5     **      Opinion and Consent of Mark T. Beaudouin, counsel to
              the Company, as to the legality of the securities being registered.

23.01 **      Consent of Mark T. Beaudouin (included in Exhibit 5).

23.02 **      Consent of KPMG Peat Marwick LLP.

24    **      Power of Attorney (included on signature page of this
              Registration Statement).

99    *       J. Baker, Inc. 1994 Equity Incentive Plan dated as of
              March 29, 1994 (filed as Exhibit 10.23 to the
              Company's Form 10-K Report for the year ended January
              29, 1994).

* Incorporated herein by reference
** Filed herewith